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                                                                  Exhibit 10 (b)

                          STOCK SUBSCRIPTION AGREEMENT
                                    BETWEEN

                        MAXIMUS CAPITAL MANAGEMENT INC.
                                      AND
                                  DARREN FRYE

     This is a Subscription Agreement between Maximus Capital Management, Inc. (the "Managing Member") and Darren R. Frye (the "Subscriber") made as of this 18th day of March, 1997.

     WHEREAS, the Managing Member is a corporation formed for the purpose of acting as the sponsor, general partner and/or managing member of commodity pools, including Maximus Fund I, L.L.C. (the "Fund"), which will engage in speculative trading in commodity futures and options contracts and other commodity interests.

     WHEREAS, it is anticipated that the Fund will register with the Securities and Exchange Commissions Membership Interests (the "Interests") having an aggregate purchase price of $25,000,000 at $1,000 per Interest during the Initial Offering Period and thereafter will offer such Interests to the public at a Selling Price based on the current Net Asset Value;

     WHEREAS, the Managing Member is obligated under the Fund's Operating Agreement, for as long as it continues to serve as Managing Member of the Fund, to contribute and maintain an investment in the Fund in an amount mandated under the North American Securities Administrators Association ("NASAA") Commodity Pool Guidelines (currently equal to the greater of 1% of the aggregate capital contributions of all Members or $25,000) (the "Purchase Requirement");

     WHEREAS, the Managing Member, for as long as it continues to serve, as Managing Member of the Fund, is obligated by the NASAA Guidelines and under the Fund's Agreement to maintain a minimum net worth equal to not less than mandated under the NASAA Guidelines (currently 5% of the aggregate initial capital contributions to the Fund any other commodity pool for which it acts as sponsor, general partner and/or Managing Member) (the "Net Worth Requirement");

     Therefore, Subscriber agrees with the Managing Member to purchase or subscribe for the number of shares of common stock of the Managing Member as provided for herein, and the Managing Member agrees to issue its shares of common stock to Subscriber in the amounts as provided herein, upon receipt of the full purchase price.

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     1. At the initial and any subsequent closing date relating to the sale of
Interests -- provided that subscriptions for a minimum of 1,000 Interests have been received and accepted during the Fund's Initial Offering Period -- Subscriber shall make cash contributions, if required, to the capital of the Managing Member in amounts sufficient to meet the Purchase Requirement and the Managing Member shall issue shares of its common stock at a price to the Subscriber of the book value per share (as determined by an independent certified public accountant selected and paid for by the Subscriber) on the date such option is exercised, but in no event less than $.01 per share; provided, however, that the Managing Member shall use its best efforts to use its own capital first to meet the Interest Purchase Requirement. The Subscriber will, in consideration of this financing arrangement, have a security interest in any Interests purchased by the Managing Member through the exercise of this paragraph. Moreover, in consideration for such funding agreement, the Managing Member agrees to pay to the Subscriber profits (if any) on such Subscriber shares.

     Shares of the Managing Member acquired by the Subscriber pursuant to this paragraph 1 may be repurchased by the Managing Member within 90 days and any security interest therein held by the Subscriber shall be extinguished; if it exercises such option to repurchase within a 90 day period, the Managing Member will pay (i) the same price per share as the Subscriber did plus (ii) interest at the then current Chemical Bank, N.A. prime rate plus two (2)%

     2. At the initial and any subsequent closing date -- provided that subscriptions for a minimum of 1,000 Interests have been received and accepted during the Fund's Initial Offering Period -- Subscriber and the Managing Member shall determine the aggregate amount of subscriptions to shares of the Managing Member's common stock (at a price to Subscriber of book value per share as determined by an independent certified public accountant selected and paid for by the Fund on the date this option is exercised, but in no event less than $.01 per share) required to enable the Managing Member to meet the Net Worth Requirement. Based upon such determination (as confirmed in writing in the form attached as Exhibit A), Subscriber will subscribe for the total subscriptions required. All subscriptions shall be callable by the Managing Member on demand; provided, however, that the Managing Member shall use its best efforts to use its own capital first to meet the net worth test. Payment for the subscriptions called shall be made in cash within 30 days after the date of its call. Upon payment, the Managing Member shall issue to Subscriber that number of shares for which full consideration has been paid. Moreover, in consideration for such funding agreement, the Managing Member agrees to pay to the Subscriber profits (if any) on such Subscriber shares.

     3. Upon issuance, all shares of the Managing Member's common stock shall be fully paid, non-assessable and shall entitle the holder to all rights applicable to such shares.

     4. For purpose of meeting the Net Worth Requirement, all subscriptions for common stock shall be carried at face amount without deduction or discount.
Any Interests owned by the Managing Member in the Fund or any other commodity pool of which it is the sponsor, general partner and/or managing member shall not be included in the computation of its net worth for compliance with the Net Worth Requirement.

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     5. The Net Worth Requirement shall be the Net Worth Requirement imposed by the then current NASAA Guidelines. If the standard of the net worth requirement is lowered and, in the opinion of counsel, the Managing Member can lower its Net Worth Requirement without an adverse affect on the Fund or the Managing Member, the lower Net Worth Requirement will thereafter apply.

     6. So long as the Managing Member is the managing member of the Fund, Darren Frye agrees not to cause the Managing Member to: (a) declare any dividend; (b) redeem any shares of any class of capital stock; or (c) intentionally take any other formal corporate action which would cause the Managing Member's net worth to fall below a level required to satisfy the Fund's Net Worth Requirements. Such undertaking shall include Mr. Frye's best efforts to conserve capital and avoid expenses of the Managing Member to the extent feasible to minimize the need of the Managing Member to call the subscription, especially as it relates to the Net Worth Requirement.

     7. In the event that, at any time, the Managing Member is not required by the Fund's Operating Agreement to maintain a net worth as great as the aggregate face amount of the subscriptions provided for herein, the Managing Member will immediately notify the Subscriber and, upon demand by Subscriber, effect a reduction in its net worth (but not below that required by the Operating Agreement) by cancellation of such excess subscriptions in appropriate fashion.

     8. This Agreement constitutes the entire understanding between the parties hereto and with respect to the matters referred to herein and no change or modification to this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the date first above written.

                                      DARREN FRYE  ("Subscriber"), individually

                                       /s/ Darren Frye
                                      --------------------------------------



                                      MAXIMUS CAPITAL MANAGEMENT, INC.
                                      Managing Member for Maximus Fund I, L.L.C.


                                      By:  /s/ Darren Frye
                                          ----------------------------------
                                            Darren Frye, President

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                                                                       EXHIBIT A

Darren Frye, President
Maximus Capital Management, Inc.
8218 N. University
Peoria, IL 61615

Dear Mr. Frye:

     This is to confirm to you the obligation of Darren Frye ("Subscriber") pursuant to the March 18, 1997 Subscription Agreement between Maximus Capital Management, Inc. and Darren Frye (the "Agreement"), to purchase certain shares of Maximus Capital Management, Inc. outlined below. As of the initial (or ____ subsequent) closing this date for Maximus Fund I, L.L.C. (the "Fund"), the aggregate initial capital contributions by the Members of the Fund were $______________. Pursuant to the Agreement, accordingly, Subscriber hereby subscribes to purchase ___________ shares of Maximus Capital Management, Inc. (at $ ___________ per share), that number of its shares which will enable Maximus Capital Management, Inc. to maintain its Net Worth Requirement as defined in the Agreement. It is our understanding under the Agreement that such subscription will be called only if absolutely required by Maximus Capital Management, Inc. to meet its Net Worth Requirement (as defined) and only if, in the exercise of its best efforts, it is otherwise unable to meet the Net Worth Requirement except by call of the subscription. Therefore, no cash is needed until all or a portion of this subscription is called by Maximus Capital Management, Inc.

                                            DARREN FRYE, individually

                                              /s/ Darren Frye
                                             -----------------------

ACKNOWLEDGED:

MAXIMUS CAPITAL MANAGEMENT, INC.
Managing Member for Maximus Fund I, L.L.C.


By:  /s/ Darren Frye
    ----------------------------
     Darren Frye, President